Exhibit 10.3

RESTRICTED STOCK UNIT AWARD AGREEMENT

(NON-EMPLOYEE DIRECTORS)

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made this             day of            , 2012, by and between CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation (the “Company”), and                     (the “Recipient”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Amended and Restated 2008 Stock Incentive Plan (the “Plan”), which authorizes the Company to award Restricted Stock Units with respect to its common stock, $0.01 par value per share (the “Common Stock”), to non-employee directors of the Company and/or its affiliates; and

WHEREAS, the Company and Recipient wish to confirm the terms and conditions of an award of Restricted Stock Units to Recipient on            , 2012 (the “Date of Award”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed between the parties hereto as follows:

1. Definitions. Except as provided in this Agreement, or unless the context otherwise requires, the terms used herein shall have the same meaning as in the Plan.

2. Award of RSUs. Upon and subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby grants an award (the “RSU Award”) to Recipient of                    Restricted Stock Units (“RSUs”).

3. Rights; Vesting; Forfeiture.

(i) The RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by Recipient. Any attempted sale, assignment, or transfer of the RSUs shall be void and of no effect, and the Company shall have the right to disregard the same on its books and records. Within thirty (30) days (with the date of payment selected by the Company in its sole discretion) after the vesting of any of the RSUs in accordance with Section 3(ii) of this Agreement, the Company shall issue to the Recipient one share of Common Stock for each vested RSU.

(ii) Except as further provided in this Section 3(ii) or in the Plan, the RSUs shall vest on                     , 2013 (the “Vesting Date”), provided that Recipient is a member of the Board of Directors of the Company or an Affiliate Corporation (the “Board”) at all times following the Date of Award and prior to and on the Vesting Date (the “Vesting Period”). Notwithstanding the foregoing, if during the Vesting Period, (i) Recipient shall die while in service on the Board, (ii) Recipient shall incur a “disability” (as defined in Section 1.409A-3(i)(4) of the Treasury Regulations) or (iii) there occurs a “change in control event” (as defined in Section 1.409A-3(i)(5) of the Treasury Regulations) (collectively, an “Intervening Full Vesting Event”), then, in any such case, all the RSUs shall (i) become immediately vested and nonforfeitable (to the extent not previously forfeited) and (ii) shall be awarded to the Recipient within thirty (30) days of the occurrence of the Intervening Full Vesting Event (with the date of payment selected by the Company in its sole discretion). If the Recipient’s service on the Board is terminated for any other reason during the Vesting Period (an “Intervening Pro Rata Vesting Event”), the Recipient shall receive a pro rata portion of his RSUs, which portion shall be determined by multiplying the number of RSUs granted under this Agreement by a fraction, the numerator of which is the number of days in Vesting Period through and including the date of the Intervening Pro Rata Vesting Event, and the denominator of which is the total number of days in the Vesting Period (the “Intervening Pro Rata Vesting Event Formula”). The Company shall settle such RSUs by issuing shares of Common Stock to the Recipient within thirty (30) days of the occurrence of the Intervening Pro Rata Vesting Event (with the date of payment selected by the Company in its sole discretion).

(iii) The Recipient shall not have any voting rights with respect to the RSUs covered by this RSU Award. The Recipient shall, however, be credited with dividend equivalents with respect to the RSUs at the time of any payment of dividends on shares of Common Stock in accordance with the terms set forth in the Plan and as specified by the Committee in its sole discretion. Dividend equivalents credited with regard to any RSU shall be accumulated and paid within thirty (30) days (with the date of payment selected by the Company in its sole discretion) of the earlier of, (i) the expiration of the Vesting Period, (ii) the occurrence of an Intervening Full Vesting Event, or (iii) the occurrence of an Intervening Pro Rata Vesting Event (with the amount of dividend equivalents payable upon the Intervening Pro Rata Vesting Event determined in accordance with the Intervening Pro Rata Vesting Event Formula discussed above) and, in any case, to the extent the RSUs otherwise vest according to Section 3(i) or (ii) above on such date.

4. RSUs Subject to Plan. This RSU Award and the issuance of shares of Common Stock in connection therewith shall be subject to, and the Company and Recipient agree to be bound by, all of the terms and conditions of the Plan (as if fully set out herein), as the same shall be amended from time to time in accordance with the terms thereof. For the avoidance of doubt, the terms of this Agreement shall control if any inconsistencies exist between the Plan and this Agreement.

5. Adjustments. The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this RSU Award in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles. Such adjustments shall be made in accordance with Section 4.2 of the Plan and Section 409A of the Code, to the extent applicable.

6. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland, without regard to the conflicts of laws provisions thereof.

7. Successors. This Agreement shall be binding upon and inure to the benefits of the heirs, legal representatives, successors and permitted assigns of the parties.

8. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of such recipient. Any party may designate any other address to which notices shall be sent by giving notice of such address to the other parties in the same manner provided herein.

9. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

10. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

11. Headings. Section headings used herein are for convenience of reference only and shall not be considered in interpreting this Agreement.

12. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

13. Counterparts. This Agreement may be executed by the signatures of each of the parties hereto, or to a counterpart of this Agreement, and all such counterparts shall collectively constitute one Agreement. Facsimile signatures shall constitute original signatures for purposes of this Agreement.

14. No Guarantee of Favorable Tax Treatment. Although the Company shall administer this Agreement so that the RSU Award will be exempt from, or will be interpreted and comply with, the requirements of Section 409A of the Code, the Company does not warrant that the RSU Award made under this Agreement will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to the Recipient for any tax, interest, or penalties that Recipient might owe as a result of the RSU Award made under this Agreement.

15. Section 409A. Notwithstanding any other provision of this Agreement, to the extent the award of RSUs hereunder is treated as non-qualified deferred compensation subject to Section 409A of the Code, then (a) no RSU payable upon the Recipient’s termination of service shall be issued, unless Recipient’s termination of service constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations and (b) if Recipient is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed payment of the RSUs to which Recipient is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such RSUs shall not be paid to Recipient prior to the earlier of (x) the expiration of the six-month period measured from the date of the Recipient’s “separation from service” with the Company (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations) or (y) the date of Recipient’s death. Upon the earlier of such dates, all RSUs deferred pursuant to this paragraph shall be paid in a lump sum to the Recipient, and any remaining RSUs due under the Agreement shall be paid as otherwise provided herein. The determination of whether the Recipient is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his separation from service shall be made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Section 1.409A-1(i) of the Treasury Regulations and any successor provision thereto).

IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

CORRECTIONS CORPORATION OF AMERICA

By:

Title:

RECIPIENT:

Signature:

Name (printed):

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